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                                                                    Exhibit (b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The Quaker 401(k) Plan for Salaried Employees on Form S-8 of our report dated December 19, 2000, on our audits of the financial statements of The Quaker 401(k) Plan for Salaried Employees as of June 30, 2000 and 1999, and for the year ended June 30, 2000, which report is incorporated by reference in this Annual Report on Form 11-K.

We have not audited any financial statements of The Quaker 401(k) Plan for Salaried Employees subsequent to June 30, 2000 or performed any audit procedures subsequent to the date of our report.



                                         /s/ WASHINGTON, PITTMAN & MCKEEVER, LLC
                                         WASHINGTON, PITTMAN & MCKEEVER, LLC




Chicago, Illinois
December 20, 2000